Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2022

Fourth quarter net sales increased 6.9% over the prior year;
Provides Outlook for 2023

CHARLOTTE, N.C., March 9, 2023 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that manufactures high-precision components and assemblies, today reported its financial results for the fourth quarter and full year ended December 31, 2022.
Warren Veltman, President and Chief Executive Officer, said, “Our fourth-quarter results were adversely impacted by non-material inflationary cost increases, ongoing supply chain interruptions, especially in China, and product launch inefficiencies in certain North America facilities. We have taken action to address these issues through significant price increases for non-material inflation effective January 1, 2023, corrective action plans to address operating performance issues, and substantial progress on our facility consolidation initiative that will significantly improve our profitability and free cash flow beginning in 2023. Additionally, we were able to achieve our free cash flow outlook for the fourth quarter, and announced amendments to our ABL and term loan that will provide additional flexibility for us to navigate what remains a challenging and uncertain operating environment.”

Fourth Quarter GAAP Results
Net sales were $118.0 million, an increase of 6.9% from the fourth quarter of 2021, primarily due to increased pricing and improved demand associated with electrical components, partially offset by unfavorable foreign exchange effects.

Loss from operations was $11.0 million compared to loss from operations of $3.8 million in the fourth quarter of 2021. The increase in loss from operations was primarily driven by overall lower volume, cost increases due to inflationary pressures, and unfavorable 2022 overhead absorption when compared to 2021. These cost increases were partially offset by lower incentive compensation costs.

Loss from operations for the Power Solutions segment was $0.8 million compared to $0.1 million for the same period in 2021. Loss from operations for Mobile Solutions was $5.4 million compared to income of $0.7 million for the same period in 2021.

Net loss was $12.0 million compared to net income of $0.5 million for the same period in 2021. The increase in net loss was driven by the increased loss from operations as well as and larger favorable warrant valuation adjustments in 2021 than in 2022.

Fourth Quarter Adjusted Results
Adjusted loss from operations for the fourth quarter of 2022 was $3.3 million compared to adjusted income from operations of $0.8 million for the same period in 2021. Adjusted EBITDA was $7.8 million, or 6.6% of sales, compared to $12.1 million, or 10.9% of sales, for the same period in 2021. Adjusted net loss was $5.8 million, or $0.12 per diluted share, compared to adjusted net loss of $0.8 million, or $0.01 per diluted share, for the same period in 2021.
Free cash flow was a source of cash of $6.4 million compared to a source of cash of $6.5 million for the same period in 2021.
Power Solutions
Net sales for the fourth quarter of 2022 were $50.0 million compared to $44.8 million in the fourth quarter of 2021, an increase of 11.7% or $5.2 million. The increase in sales was primarily due to higher customer pricing and volume, especially for electrical components. Adjusted income from operations was $4.5 million compared to $2.7 million in the fourth quarter of 2021. The increase in adjusted income from operations was primarily due to pricing and volume.

Mobile Solutions
Net sales for the fourth quarter of 2022 were $68.0 million compared to $65.6 million in the fourth quarter of 2021, a increase of 3.6% or $2.4 million. The increase in sales was primarily due to increased pricing, partially offset by a 2021 customer pricing settlement and negative foreign exchange effects. Adjusted loss from operations was $3.7 million compared to adjusted income from operations of $1.5 million in the fourth quarter of 2021. The decrease in adjusted operating income was primarily driven by the 2021 customer pricing settlement and inflation that was unrecovered in 2022.

Full Year Results
Key financial highlights from the year include:

Net sales increased $21.2 million, or 4.4%, to $498.7 million compared to $477.6 million for 2021, primarily due to increased pricing partially offset by lower volume and unfavorable foreign exchange effects

GAAP operating loss increased to $21.1 million compared to $9.0 million in 2021, primarily due to unrecovered inflationary costs and unfavorable overhead absorption, partially offset by lower incentive compensation. Income from operations for 2022 in Power Solutions was $3.5 million and loss from operations for Mobile Solutions was $2.2 million.

On an adjusted basis, income from operations for 2022 was $1.9 million compared to adjusted income from operations of $10.1 million in 2021. Adjusted EBITDA for 2022 was $43.9 million, or 8.8% of sales, versus $52.1 million, or 10.9% of sales, for the same period in 2021. Free cash flow was a use of $9.8 million compared to a use of cash of $1.2 million in 2021.
Power Solutions
Net sales for 2022 were $205.2 million compared to $191.8 million in 2021, an increase of 7.0% or $13.4 million. The increase in sales was primarily driven by pricing. Adjusted income from operations for 2022 was $20.1 million compared to $17.9 million in 2021. The increase in adjusted operating income was primarily due to pricing, favorable mix and lower incentive compensation costs partially offset by unfavorable overhead absorption.

Mobile Solutions
Net sales for 2022 were $293.5 million compared to $285.9 million in 2021, an increase of 2.7% or $7.7 million. The increase in sales was driven by pricing, partially offset by lower volume and unfavorable foreign exchange effects. Adjusted income from operations for 2022 was $2.7 million compared to $13.0 million of adjusted operating income in 2021. Adjusted operating income decreased due to unrecovered inflation, unfavorable overhead absorption and lower volume, partially offset by lower incentive compensation costs.

Recent Updates
On March 3, 2023, the Company executed amendments to its ABL and term loan to provide additional flexibility to manage through the current uncertainties in the broader economy. The amendments increase maximum total leverage ratio covenants for the duration of the term loan beginning in 2023 and provide for increased utilization of customer programs to accelerate payment terms. Additionally, the amendments introduce a quarterly domestic liquidity covenant. Interest under the term loan amendment is increased on a paid in kind basis at a rate dependent on the Company’s leverage ratio or whether the Company completes a qualifying equity raise by June 30, 2023. The Company also issued penny warrants to satisfy the lender fee associated with the term loan amendment.
The Company is also in the late stages of negotiations for the sublease of its Taunton, Massachusetts and Irvine, California facilities, with the expected net impact of the subleases to be neutral to cash flow over the remaining term of the leases.
Finally, regarding the search for a new Chief Executive Officer, the Board has actively been interviewing qualified candidates and anticipates naming a new CEO by the second quarter of 2023.
2023 Outlook
The Company has summarized its expectations for 2023 financial performance with certain assumptions documented in its quarterly earnings presentation, as follows:

◦Revenue in the range of $525 million to $555 million
◦Adjusted EBITDA in the range of $50 million to $60 million
◦Free cash flow in the range of $10 to $20 million
◦Free cash flow outlook does not include CARES Act tax refund of ~$11 million due to uncertain timing

Conference Call
NN will discuss its results during its quarterly investor conference call on March 10, 2023, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-317-6789 or 1-412-317-6789, Conference ID: 10173910. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until March 24, 2023.

NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.
About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 31 facilities in North America, Europe, South America, and Asia.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, including the COVID-19 pandemic, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, and the availability of labor; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should be not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA
Investor Relations Contact
jtryka@lambert.com
(616) 258-5766

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Net sales	$118,012	$110,379	$498,738	$477,584
Cost of sales (exclusive of depreciation and amortization shown separately below)	104,605	91,868	421,105	389,995
Selling, general, and administrative expense	11,182	11,148	49,635	51,489
Depreciation and amortization	13,269	11,335	47,231	46,195
Other operating expense (income), net	(3)	(190)	1,859	(1,091)
Loss from operations	(11,041)	(3,782)	(21,092)	(9,004)
Interest expense	4,368	3,489	15,041	12,664
Loss on extinguishment of debt and write-off of debt issuance costs	—	—	—	2,390
Derivative payments on interest rate swap	—	—	—	1,717
Loss on interest rate swap	—	—	—	2,033
Other income, net	(845)	(2,578)	(5,064)	(5,366)
Loss before benefit (provision) for income taxes and share of net income from joint venture	(14,564)	(4,693)	(31,069)	(22,442)
Benefit (provision) for income taxes	(107)	1,144	(1,621)	1,756
Share of net income from joint venture	2,657	2,805	6,592	6,261
Loss from continuing operations	(12,014)	(744)	(26,098)	(14,425)
Income from discontinued operations, net of tax	—	1,200	—	1,200
Net income (loss)	$(12,014)	$456	$(26,098)	$(13,225)
Other comprehensive income (loss):
Foreign currency transaction gain (loss)	5,387	415	(8,156)	(1,135)
Interest rate swap:
Change in fair value, net of tax	894	235	3,358	59
Reclassification adjustment for losses (gains) included in net income (loss), net of tax	(369)	33	(420)	2,906
Other comprehensive income (loss)	$5,912	$683	$(5,218)	$1,830
Comprehensive income (loss)	$(6,102)	$1,139	$(31,316)	$(11,395)
Basic net income (loss) per common share:
Loss from continuing operations per common share	$(0.33)	$(0.07)	$(0.83)	$(0.82)
Income from discontinued operations per common share	—	0.03	—	0.03
Net income (loss) per common share	$(0.33)	$(0.04)	$(0.83)	$(0.79)
Weighted average common shares outstanding	44,708	44,454	44,680	44,011
Diluted net income (loss) per common share:
Loss from continuing operations per common share	$(0.33)	$(0.07)	$(0.83)	$(0.82)
Income from discontinued operations per common share	—	0.03	—	0.03
Net income (loss) per common share	$(0.33)	$(0.04)	$(0.83)	$(0.79)
Weighted average common shares outstanding	44,708	44,454	44,680	44,011

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$12,808	$28,656
Accounts receivable, net	74,129	71,419
Inventories	80,682	75,027
Income tax receivable	12,164	11,808
Prepaid assets	2,794	2,172
Other current assets	9,123	7,200
Total current assets	191,700	196,282
Property, plant and equipment, net	197,637	209,105
Operating lease right-of-use assets	46,713	46,443
Intangible assets, net	72,891	88,718
Investment in joint venture	31,802	34,045
Deferred tax assets	102	314
Other non-current assets	5,282	4,194
Total assets	$546,127	$579,101
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,871	$36,710
Accrued salaries, wages and benefits	11,671	17,739
Income tax payable	926	2,072
Current maturities of long-term debt	3,321	3,074
Current portion of operating lease liabilities	5,294	5,704
Other current liabilities	11,723	8,718
Total current liabilities	78,806	74,017
Deferred tax liabilities	5,596	7,456
Long-term debt, net of current portion	149,389	151,052
Operating lease liabilities, net of current portion	51,411	51,295
Other non-current liabilities	9,960	17,289
Total liabilities	295,162	301,109
Commitments and contingencies
Series D perpetual preferred stock - $0.01 par value per share, 65 shares authorized, issued and outstanding at December 31, 2022 and December 31, 2021, respectively	64,701	53,807
Stockholders' equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 43,856 and 43,027 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	439	430
Additional paid-in capital	468,143	474,757
Accumulated deficit	(245,198)	(219,100)
Accumulated other comprehensive loss	(37,120)	(31,902)
Total stockholders’ equity	186,264	224,185
Total liabilities, preferred stock, and stockholders’ equity	$546,127	$579,101

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net (loss)	$(26,098)	$(13,225)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	47,231	46,195
Amortization of debt issuance costs and discount	1,361	1,381
Loss on extinguishment of debt and write-off of debt issuance costs	—	2,390
Total derivative loss (gain), net of cash settlements	(5,265)	(3,259)
Share of net income from joint venture, net of cash dividends received	(347)	(6,261)
Gain on disposal of discontinued operations, net of tax and cost to sell	—	(1,200)
Compensation expense from issuance of share-based awards	4,377	3,216
Deferred income taxes	(1,814)	(4,845)
Other	(3,207)	(2,611)
Changes in operating assets and liabilities:
Accounts receivable	(4,920)	13,698
Inventories	(6,672)	(12,959)
Accounts payable	8,619	343
Income taxes receivable and payable, net	(1,457)	(4,516)
Other	(4,091)	(2,761)
Net cash provided by operating activities	7,717	15,586
Cash flows from investing activities
Acquisition of property, plant and equipment	(17,952)	(18,221)
Proceeds from sale of property, plant, and equipment	460	1,418
Proceeds from (cash paid for post-closing adjustments on) sale of business, net of cash sold	—	(3,880)
Cash settlements of interest rate swap	—	(15,420)
Net cash used in investing activities	(17,492)	(36,103)
Cash flows from financing activities
Cash paid for debt issuance costs	(136)	(7,360)
Proceeds from issuance of preferred stock	—	61,793
Redemption of preferred stock	—	(122,434)
Proceeds from long-term debt	46,000	171,000
Repayments of long-term debt	(47,958)	(93,729)
Repayments of short-term debt, net	—	(1,563)
Other	(3,092)	(5,150)
Net cash provided by (used in) financing activities	(5,186)	2,557
Effect of exchange rate changes on cash flows	(887)	(1,522)
Net change in cash and cash equivalents	(15,848)	(19,482)
Cash and cash equivalents at beginning of period	28,656	48,138
Cash and cash equivalents at end of period	$12,808	$28,656

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended December 31,
(in thousands)
NN, Inc. Consolidated	2022	2021
GAAP income (loss) from operations	$(11,041)	$(3,782)
Acquisition and transition expense*	2,689	1,030
Amortization of intangibles	5,067	3,587
Non-GAAP adjusted income (loss) from operations (a)	$(3,285)	$835

Non-GAAP adjusted operating margin (1)	(2.8)%	0.8%
GAAP net sales	$118,012	$110,379

	Three Months Ended December 31,
(in thousands)
Power Solutions	2022	2021
GAAP income (loss) from operations	$(840)	$(66)
Acquisition and transition expense	1,096	—
Amortization of intangibles	4,229	2,749
Non-GAAP adjusted income (loss) from operations (a)	$4,485	$2,683

Non-GAAP adjusted operating margin (1)	9.0%	6.0%
GAAP net sales	$50,020	$44,774

	Three Months Ended December 31,
(in thousands)
Mobile Solutions	2022	2021
GAAP income (loss) from operations	$(5,389)	$697
Acquisition and transition expense	899	—
Amortization of intangibles	838	838
Non-GAAP adjusted income (loss) from operations (a)	(3,652)	1,535

Share of net income from joint venture	2,657	2,805
Non-GAAP adjusted income (loss) from operations with JV	$(995)	$4,340

Non-GAAP adjusted operating margin (1)	(1.5)%	6.6%
GAAP net sales	$67,994	$65,615

	Three Months Ended December 31,
(in thousands)
Elimination	2022	2021
GAAP net sales	$(2)	$(10)

(1)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales
*2022 expense includes $0.4 million of professional fees and $2.3 million of integration & transformation fees. 2021 expense includes $1.0 million of professional fees.

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Twelve Months Ended December 31,
(in thousands)
NN, Inc. Consolidated	2022	2021
GAAP income (loss) from operations	(21,092)	(9,004)
Acquisition and transition expense*	6,973	4,802
Amortization of intangibles	15,827	14,348
Impairments (Goodwill and fixed assets)	219	—
Non-GAAP adjusted income (loss) from operations (a)	$1,927	$10,146

Non-GAAP adjusted operating margin (1)	0.4%	2.1%
GAAP net sales	498,738	477,584

	Twelve Months Ended December 31,
(in thousands)
Power Solutions	2022	2021
GAAP income (loss) from operations	3,536	6,493
Acquisition and transition expense	4,048	386
Amortization of intangibles	12,474	10,994
Non-GAAP adjusted income (loss) from operations (a)	$20,058	$17,873

Non-GAAP adjusted operating margin (1)	9.8%	9.3%
GAAP net sales	205,204	191,800

	Twelve Months Ended December 31,
(in thousands)
Mobile Solutions	2022	2021
GAAP income (loss) from operations	(2,165)	9,039
Acquisition and transition expense	1,302	566
Amortization of intangibles	3,353	3,353
Impairments (Goodwill and fixed assets)	219	—
Non-GAAP adjusted income (loss) from operations (a)	$2,709	$12,958

Share of net income from joint venture	6,592	6,261
Non-GAAP adjusted income (loss) from operations with JV	$9,301	$19,219

Non-GAAP adjusted operating margin (1)	3.2%	6.7%
GAAP net sales	293,536	285,863

	Twelve Months Ended December 31,
(in thousands)
Elimination	2022	2021
GAAP net sales	(2)	(79)

(1)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales
*2022 expense includes $1.4 million in professional fees, $3.5 million in integration and transformation fees, and $2.0 million in asset write-downs and litigation settlements. 2021 expense includes $2.3 million professional fees and $2.5 million integration and transformation fees.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
	Three Months Ended December 31,

(in thousands)	2022	2021
GAAP net income (loss)	$(12,014)	$456

Provision (benefit) for income taxes	107	(1,144)
Interest expense	4,368	3,489
Change in fair value of preferred stock derivatives and warrants	(407)	(2,403)
Depreciation and amortization	13,269	11,335
Acquisition and transition expense	2,689	1,030
Non-cash stock compensation	515	635
Non-cash foreign exchange (gain) loss on inter-company loans	(715)	(117)
(Income) loss from discontinued operations, net of tax	—	(1,200)
Non-GAAP adjusted EBITDA (b)	$7,812	$12,081

Non-GAAP adjusted EBITDA margin (2)	6.6%	10.9%
GAAP net sales	$118,012	$110,379
(2)Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

	Twelve Months Ended December 31,

(in thousands)	2022	2021
GAAP net income (loss)	$(26,098)	$(13,225)

Provision (benefit) for income taxes	1,621	(1,756)
Interest expense	15,041	12,664
Write-off of unamortized debt issuance cost	—	2,390
Pre-tax derivative loss, net of cash settlements	—	3,750
Change in fair value of preferred stock derivatives and warrants	(5,267)	(7,009)
Depreciation and amortization	47,231	46,195
Acquisition and transition expense	6,973	4,802
Non-cash stock compensation	4,378	3,529
Non-cash foreign exchange (gain) loss on inter-company loans	(212)	474
Costs related to divested businesses and litigation settlement	—	1,500
(Income) loss from discontinued operations, net of tax	—	(1,200)
Fixed asset and goodwill impairments	219	—
Non-GAAP adjusted EBITDA (b)	$43,886	$52,114

Non-GAAP adjusted EBITDA margin (2)	8.8%	10.9%
GAAP net sales	498,738	477,584
(2)Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss)
per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended December 31,
(in thousands)	2022	2021
GAAP net income (loss)	$(12,014)	$456

Pre-tax acquisition and transition expense	2,689	1,030
Pre-tax foreign exchange (gain) loss on inter-company loans	(715)	(117)
Pre-tax change in fair value of preferred stock derivatives and warrants	(407)	(2,403)
Pre-tax amortization of intangibles and deferred financing costs	5,407	3,919
Tax effect of adjustments reflected above (c)	(1,465)	(510)
Non-GAAP discrete tax adjustments	730	(2,000)
(Income) loss from discontinued operations, net of tax	—	(1,200)
Non-GAAP adjusted net income (loss) (d)	$(5,775)	$(825)

	Three Months Ended December 31,
(per diluted common share)	2022	2021
GAAP net income (loss) per diluted common share	$(0.33)	$(0.04)

Pre-tax acquisition and transition expense	0.06	0.02
Pre-tax foreign exchange (gain) loss on inter-company loans	(0.02)	—
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.01)	(0.05)
Pre-tax amortization of intangibles and deferred financing costs	0.12	0.09
Tax effect of adjustments reflected above (c)	(0.03)	(0.01)
Non-GAAP discrete tax adjustments	0.02	(0.04)
(Income) loss from discontinued operations, net of tax	—	(0.03)
Preferred stock cumulative dividends and deemed dividends	0.07	0.05
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.12)	$(0.01)
Weighted average common shares outstanding	44,708	44,454

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income and Net Income (Loss) per
Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Twelve Months Ended December 31,
(in thousands)	2022	2021
GAAP net income (loss)	$(26,098)	$(13,225)

Pre-tax acquisition and transition expense	6,973	4,802
Pre-tax foreign exchange (gain) loss on inter-company loans	(212)	474
Pre-tax write-off of unamortized debt issuance costs	—	2,390
Pre-tax change in fair value of preferred stock derivatives and warrants	(5,267)	(7,009)
Pre-tax amortization of intangibles and deferred financing costs	17,188	15,729
Pre-tax derivative loss, net of cash settlements	—	3,750
Pre-tax impairments of fixed asset costs	219	—
Pre-tax costs related to divested businesses and litigation settlement	—	1,500
Tax effect of adjustments reflected above (c)	(3,978)	(4,569)
Non-GAAP discrete tax adjustments	3,128	(913)
(Income) loss from discontinued operations, net of tax	—	(1,200)
Non-GAAP adjusted net income (loss) (d)	$(8,047)	$1,729

	Twelve Months Ended December 31,
(per diluted common share)	2022	2021
GAAP net income (loss) per diluted common share	$(0.83)	$(0.79)

Pre-tax acquisition and transition expense	0.16	0.11
Pre-tax foreign exchange (gain) loss on inter-company loans	—	0.01
Pre-tax write-off of unamortized debt issuance costs	—	0.05
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.12)	(0.16)
Pre-tax amortization of intangibles and deferred financing costs	0.38	0.36
Pre-tax interest rate swap payments and change in fair value	—	0.09
Pre-tax costs related to divested businesses and litigation settlement	—	0.03
Tax effect of adjustments reflected above (c)	(0.09)	(0.10)
Non-GAAP discrete tax adjustments	0.07	(0.02)
(Income) loss from discontinued operations, net of tax	—	(0.03)
Preferred stock cumulative dividends and deemed dividends	0.24	0.49
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.19)	$0.04
Weighted average common shares outstanding	44,680	44,011

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Net cash provided (used) by operating activities	$10,388	$9,895	$7,717	$15,586
Acquisition of property, plant, and equipment	(3,941)	(3,665)	(17,952)	(18,221)
Proceeds from sale of property, plant, and equipment	—	241	460	1,418
Free cash flow	$6,447	$6,471	$(9,775)	$(1,217)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, one of which was transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP Adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.